UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2023

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11740 Katy Fwy – Energy Tower III, 11th floor Houston, TX	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-878-1000

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ENG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 27, 2023, ENGlobal Corporation (the “Company”) received written notice from The Nasdaq Stock Market Inc. (“Nasdaq”) notifying the Company that it is no longer in compliance with Nasdaq Listing Rule 5550(b)(1) for continued listing due to its failure to maintain a minimum of $2.5 million in stockholders' equity. In the Company's Form 10-Q for the period ended September 30, 2023, the Company reported stockholders' equity of approximately $2.1 million. Nasdaq also determined that the Company does not meet the alternatives of market value of listed securities or net income from continuing operations for continued listing. The notice has no immediate effect on the listing of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the Common Stock will continue to trade on The Nasdaq Stock Market under the symbol “ENG” at this time.

The Company may regain compliance with the minimum stockholders’ equity requirement by submitting a plan to regain compliance (a “Compliance Plan”) to Nasdaq by January 8, 2024. If the Compliance Plan is accepted, the Company may be granted an extension of up to 180 calendar days from November 27, 2023 to regain compliance. If the Compliance Plan is not accepted by Nasdaq, the Company will have an opportunity to appeal that decision to a Nasdaq Hearings Panel. During the pendency of the hearing process, the Common Stock would continue to be listed on Nasdaq.

The Company’s management is considering various options to regain compliance and maintain the Company’s listing on The Nasdaq Capital Market. The Company intends to submit the Compliance Plan as soon as practicable. There can be no assurance that the Compliance Plan will be accepted or that if it is, the Company will be able to regain compliance with the minimum stockholder’s equity requirement or will otherwise be in compliance with other Nasdaq listing criteria.

Item 3.03 Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 30, 2023, the Company filed a Certificate of Amendment to the Restated Articles of Incorporation of the Company with the Secretary of State of the State of Nevada (the “Certificate of Amendment”) to effect a 1-for-8 reverse stock split (the “reverse stock split”) of the shares of the Common Stock on November 30, 2023 at 11:59 PM Eastern time. The reverse stock split will affect all shareholders of the Company uniformly and will not affect any shareholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split results in any shareholders owning a fractional share. No fractional shares will be issued in connection with the reverse stock split. To avoid the existence of fractional shares of the Common Stock, any fractional shares that would otherwise be issued as a result of the reverse stock split will be rounded up to the nearest whole share. The number of authorized shares of Common Stock will remain at 75,000,000 shares.

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The Common Stock will begin trading on a reverse stock split-adjusted basis on The Nasdaq Capital Market with the opening of the markets on Friday, December 1, 2023. The trading symbol for the Common Stock will remain “ENG.” The Common Stock was assigned a new CUSIP number (293306 205) following the reverse stock split.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosures

On November 29, 2023, the Company issued a press release announcing the reverse stock split and the notice received from Nasdaq, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 (including the press release attached hereto as Exhibit 99.1 and incorporated by reference in this Item 7.01) is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be been incorporated by reference under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 3.1	Certificate of Amendment to the Restated Articles of Incorporation of ENGlobal Corporation
Exhibit 99.1	Press release dated November 29, 2023
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation
(Registrant)

December 1, 2023	/s/ Darren W. Spriggs
(Date)	Darren W. Spriggs, Chief Financial Officer, Treasurer and Corporate Secretary

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Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Articles of Incorporation of ENGlobal Corporation
99.1	Press release dated November 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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